Exhibit 5.1

MorphoSys AG
Semmelweisstrasse 7
82152 Planegg
MorphoSys AG ■ Postfach 16 58 ■ 82145 Planegg	Germany
United States Securities and Exchange Commission
450 Fifth Street N.W.	Telefon: +49 (0)89 899 27-0
Washington, DC 20549	Fax: +49 (0)89 899 27-222
United States of America	Email: info@morphosys.com
Internet: www.morphosys.com

Contact:	Klaus de Wall	April 15, 2019
Phone:	+49 89 89927 331

Form S-8

Ladies and Gentlemen,
I refer to the Registration Statement on Form S-8 (the “Registration Statement”) of MorphoSys AG, a German stock corporation (the “Company”), under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to up to 17,854 ordinary shares, no par value, of the Company (the “Securities”), issued under the Long-Term Incentive Plan 2019, offered to certain employees of MorphoSys US Inc.
I have examined and am familiar with (i) the Company’s Articles of Association and (ii) the corporate procedures relating to the issuance of the Securities. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, the Securities have been legally issued, fully paid and non-assessable.
I express no opinion herein, on or with respect to, any law other than the laws of Germany, and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Management Board Dr. Simon Moroney (Vorsitzender), Dr. Markus Enzelberger, Jens Holstein, Dr. Malte Peters Chairman of the Supervisory Board Dr. Marc Cluzel	Bank details Commerzbank Sort code: 700 800 00 Account No.: 0349775600 IBAN: DE73 7008 0000 0349 7756 00 SWIFT (BIC): DRESDEFF700	Tax No. 9143/101/21259 VAT-ID. No. DE 15506 9821	Registered Office Planegg, Landkreis München Commercial register AG München HRB 121023

Very truly yours,

/s/ Charlotte Lohmann
Charlotte Lohmann
General Counsel
MorphoSys AG

/s/ Klaus de Wall
Klaus de Wall
Head of Accounting & Tax
MorphoSys AG